EXHIBIT 10.13.2

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SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED

MASTER LEASE AGREEMENT

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Among

OMEGA HEALTHCARE INVESTORS, INC.

THE LESSOR ENTITIES IDENTIFIED ON THE SIGNATURE PAGE HEREOF

THE LESSEE ENTITIES IDENTIFIED ON THE SIGNATURE PAGE HEREOF

AND

THE GUARANTOR ENTITIES IDENTIFIED ON THE SIGNATURE PAGE HEREOF

Dated As Of

February 26, 2009

SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED
MASTER LEASE AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED MASTER LEASE AGREEMENT (this “Master Lease”), is made and entered into on this 26th day of February, 2009 (the “Effective Date”) by and among the lessor entities identified on the signature page hereof (collectively, the “Lessor,” and where the context requires, each, a “Lessor”), the lessee entities listed on the signature page hereof (collectively, jointly and severally, the “Lessee,” and where the context requires, each, a “Lessee”), OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation (“Omega”), and the guarantor entities identified on the signature page hereof (each a “Guarantor” and collectively, the “Guarantors”).

RECITALS

The circumstances underlying the execution of this Master Lease are as follows:

A. Lessor, as landlord, and Lessee, as lessee, are parties to that certain Second Amended and Restated Master Lease dated as of February 1, 2008 (the “Second Amended Lease”), as amended by First Amendment to Second Amended and Restated Master Lease dated August 26, 2008 (the “First Amendment” and together with the Second Amended Lease, the “Existing Lease”), pursuant to which Lessee leases forty (40) facilities from Lessor.  All terms used in this Amendment and not defined herein shall have the meanings assigned to them in the Existing Lease.

B. Lessor and Lessee desire to amend the Existing Master Lease to modify the terms agreed upon in the First Amendment with respect to certain capital improvements to the Facilities.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions.

(a)           Any capitalized term used but not defined in this Amendment will have the meaning assigned to such term in the Existing Lease.

(b)           In addition to the other definitions contained herein, when used in this Amendment the following terms shall have the following meanings and to the extent that any of the following definitions are also contained in the First Amendment, the definition set forth below shall be deemed to amend and supersede the same in its entirety:

Accrued Financing Costs:  is defined in Section 6 of the First Amendment, as supplemented by Section 2 of this Amendment.

Additional Project Rent:  means, with respect to each Approved Project or Structural Project, an amount equal to (A) the Funded Amount for such Approved Project or Structural Project multiplied by (B) ten percent (10.00%).

Additional Rent Commencement Date:  means, (A) for each Approved Project, the earlier to occur of (i) the Substantial Completion Date or (ii) the first day of the fifteenth (15th) month following the Approved Project Start Date for such Approved Project and (B) for each Structural Project, the earlier to occur of (i) the Substantial Completion Date, (ii) the Target Completion Date, (iii) an Event of Default, (iv) the date that Lessor and Lessee agree to stop work on a Structural Project, or (v) a default by Lessee in its obligations under the Project Management Agreement which is not cured within any cure period provided for therein.

Approved Structural Project Documents:  has the meaning set forth in Section 2(b).

Funded Amount: means, with respect to each Approved Project or Structural Project, the aggregate funds expended by Lessor and all Accrued Financing Costs on such Approved Project or Structural Project, and with respect to all Approved Projects and Structural Projects, the aggregate funds expended by Lessor and all Accrued Financing Costs on all Approved Projects and Structural Projects.

Maximum Funded Amount:  means the aggregate maximum amount which Lessor has agreed to make available to Lessee to cover the Actual Cost of all of the Approved Projects and which Lessor may elect to invest in the Structural Projects, to wit, Twenty Five Million and no/100 Dollars ($25,000,000).

Project Costs:  means all costs and fees paid or accrued in connection with an Approved Project or Structural Project.

Project Management Agreement:  has the meaning set forth in Section 2(d).

Proposed Structural Project Budget:  has the meaning set forth in Section 2(b).

Proposed Structural Project Description: has the meaning set forth in Section 2(b).

Proposed Structural Project Rent Adjustment:  has the meaning set forth in Section 2(b).

Proposed Structural Project Timeline:  has the meaning set forth in Section 2(b).

Structural Project:  means any project at an Eligible Facility which modifies the footprint of the Eligible Facility or involves a modification to any structural component of the Eligible Facility, such as the roof, foundation or exterior walls.

Target Completion Date:  means the date that is identified as the anticipated Substantial Completion Date in the Project Description contemplated by Section 2(b) of this Amendment.

(c)           From and after the date of this Amendment, each reference to the Existing Lease, means the Existing Lease as modified by this Amendment.

2. Landlord Sponsored Projects.

(a)           Structural Projects.  In addition to the Proposed Projects which Lessee is permitted to submit to Lessor under the terms of the Existing Lease, Lessor shall have the right at any time prior to December 31, 2009 to undertake, at its sole cost and expense, Structural Projects at the Eligible Facilities.  In the event Lessor elects to undertake a Structural Project the provisions of this Section 2 shall govern such Structural Project.

(b)           Project Description.  Lessor shall submit to Lessee, for Lessee’s review and approval, which approval shall not be unreasonably withheld, a reasonably detailed description of the Structural Project (the “Proposed Project Description”), along with a proposed timeline for completion of the Structural Project, which timeline shall include the anticipated Substantial Completion Date (the “Proposed Structural Project Timeline”), a proposed budget with respect thereto (the “Proposed Structural Project Budget”) and Lessor’s estimate of the adjustment to the Base Rent, which adjustment shall be calculated in accordance with the terms of the Existing Lease, that is reasonably likely to occur upon completion of the construction thereof (the “Proposed Structural Project Rent Adjustment”). Lessor shall not commence the proposed Structural Project until each of the Proposed Structural Project Description, the Proposed Structural Project Timeline, the Proposed Structural Project Budget and the Proposed Structural Project Rent Adjustment have been approved by Lessee and once approved by Lessee such document shall be collectively referred to herein as the “Approved Structural Project Documents.”  Lessor and Lessee acknowledge and agree that the actual adjustment to Base Rent shall be calculated based upon the actual funds expended by Lessor, and not on the Proposed Structural Project Budget or on the Approved Structural Project Documents. Lessee acknowledges and agrees that the Proposed Structural Project Budget shall include (i) all reasonable costs incurred by Lessor in connection with the Structural Project, including, but not limited to, Lessor’s reasonable legal counsel and due diligence costs, title insurance, survey, UCC searches and filing fees, if any, shall, and the fees of Lessor’s Architect and (ii) Lessor’s financing costs related to the funds used to pay for the Structural Project. In furtherance of the foregoing, during the period from the Structural Project Start Date until the applicable Additional Rent Commencement Date, financing costs on the portion of any Funded Amount actually advanced for such Structural Project shall accrue at the rate of ten percent (10%) per annum (such costs to be included within the definition of the “Accrued Financing Costs”).  Lessee acknowledges and agrees that the failure on the part of Lessor to include any cost in the Proposed Structural Project Budget or in the Approved Structural Project Documents, or to accurately estimate the amount of any such cost, shall not preclude Lessor from including the full amount of such cost in the Funded Amount.  In the month such financing costs accrue, such financing costs shall be deemed to have been advanced as part of the Funded Amount for all purposes under this Amendment; provided, however, in calculating the Additional Project Rent there shall be no compounding of the Accrued Financing Costs.

(c)           General Contractor.  Lessor’s obligation to undertake the Structural Project shall be specifically conditioned on Lessor entering into a contract with a general contractor acceptable to Lessor in the exercise of its sole and absolute judgment and on terms and conditions acceptable to Lessor in the exercise of its sole and absolute judgment.

(d)           Project Management.  Lessor shall have the right, but not the obligation, in connection with any Structural Project to engage Lessee (or one or more of its Affiliates) to supervise the day to day construction and completion of the Project pursuant to a project management agreement to be entered into by Lessor and Lessee on terms and conditions acceptable to Lessor in the exercise of its sole and absolute judgment (the “Project Management Agreement”).   Lessee acknowledges and agrees that, for purposes of Section 16.1.13 of the Master Lease, it shall be an Event of Default under the Master Lease if Lessee defaults in its obligations under the Project Management Agreement and such default is not cured within any cure period set forth in the Project Management Agreement (as compared to in Section 16.1.13) and the applicable Structural Project is not completed by the Target Completion Date as a result of such uncured default under the Project Management Agreement.

(e)           Character of Construction.  All construction of the Structural Projects will be of sound materials, in good and workmanlike manner, free and clear of all liens, claims and encumbrances (other than the liens and security interests securing the obligations of the Lessee under the Existing Lease), and in compliance with all laws, ordinances, regulations and restrictions affecting the applicable Eligible Facility and all requirements of all governmental authorities having jurisdiction over the applicable Eligible Facility and of the appropriate board of fire underwriters or other similar body, if any, and any applicable health care authority.

(f)           Records and Reports.  During the construction period and for a period of six (6) months after the Additional Rent Commencement Date for a Structural Improvement, Lessor will use commercially reasonable efforts to maintain accurate and complete books and records relating to the Structural Project, including, but not limited to, (i) copies and lists of all paid and unpaid bills for labor and materials with respect to the Structural Project, (ii) construction budgets and revisions thereof showing the estimated cost of the Structural Projects and the source of the funds required at any given time to complete and pay for the same, (iii) receipted bills or other evidence of payment with respect to the cost of the Structural Project, and (iv) such reports as to other matters relating to the Structural Project as Lessee may reasonably request.

(g)           Access.  Notwithstanding anything to the contrary contained in this Lease, Lessee will permit Lessor and Lessor's representatives to have access to any Eligible Facility at which a Structural Project is being performed at all reasonable times and to conduct such investigations and inspections thereof as Lessor shall determine necessary, including without limitation in connection with inspecting all work done, labor performed and materials furnished in connection with each Structural Project.  Lessee will cooperate with Lessor and its representatives and agents during such inspections.  All inspections that may be performed by Lessor and its agents will be exclusively for the benefit of Lessor and will impose no obligation whatever upon Lessor for the benefit of any person.  No inspection by Lessor will create any obligation on Lessor other than the obligations otherwise specifically imposed on Lessor under this Amendment or the terms of any construction documents related to the Structural Project to which Lessor may be a party or relieve Lessee of any obligation it may have under the Existing Lease.

(h)           Right to Withdraw a Structural Project.  Notwithstanding anything to the contrary set forth in this Section 2, Lessor shall have the right, on written notice to Lessee, to withdraw a Structural Project prior to the commencement of construction thereof.

(i)           Funding of a Structural Project.  Lessor shall be solely responsible for the payment of all Project Costs related to each Structural Project.

3. Structural Project Rent.

(a)           For each Structural Project, commencing as of the Additional Rent Commencement Date, either (i) the annual Litchfield Base Rent shall be increased by the Additional Project Rent if such Structural Project is undertaken at a Litchfield Facility, or (ii) the annual Non-Litchfield Base Rent shall be increased by the Additional Project Rent if such Structural Project is undertaken at a Non-Litchfield Facility.

(b)           From and after the applicable Additional Rent Commencement Date, such Additional Project Rent shall be part of the Litchfield Base Rent or Non-Litchfield Base Rent, as applicable, for all purposes under this Lease, including, but not limited to, annual increase as set forth in the Existing Lease pursuant to the formulas set forth in the definitions of Litchfield Base Rent or Non-Litchfield Base Rent, as applicable.

4. Unavoidable Delay.  Section 14 of the First Amendment is hereby amended and restated in its entirety at follows:

14.           Unavoidable Delay.  Upon the occurrence and during the continuance of an Unavoidable Delay with respect to an Approved Project and the giving of written notice thereof to Lessor, Lessee shall be temporarily released without any liability on its part from the performance of its obligations to complete such Approved Project, except for the obligation to pay any amounts due and owing from Lessee (using the funds provided by Lessor under this Amendment, if applicable), but only to the extent and only for the period that their performance of each such obligation is prevented by the Unavoidable Delay.  Upon the occurrence and during the continuance of an Unavoidable Delay with respect to a Structural Project and the giving of written notice thereof to Lessee, Lessor shall be temporarily released without any liability on its part from the performance of its obligations to complete such Structural Project, but only to the extent and only for the period that their performance of each such obligation is prevented by the

Unavoidable Delay.  In each case, such notice shall include a description of the nature of the Unavoidable Delay, and its cause and possible consequences. Lessee or Lessor, as applicable, shall promptly notify the other party of the termination of the event giving rise to the Unavoidable Delay.  During the period that the performance by Lessee has been suspended by reason of an Unavoidable Delay, Lessor may likewise suspend the performance of all or part of its obligations under the First Amendment to the extent that such suspension is commercially reasonable and, notwithstanding anything in this Lease to the contrary, Lessor shall have no obligation to make disbursements of the Funded Amount with respect to such Approved Project other than with respect to requests for reimbursement submitted by Lessee for work completed at the applicable Approved Project prior to the onset of any such Unavoidable Delay.

5. Expenses of Lessor.  All reasonable costs incurred by Lessor in connection with any Structural Project, including, but not limited to, Lessor’s reasonable legal counsel and due diligence costs, title insurance, survey, UCC searches and filing fees, if any, and the fees of Lessor’s Architect shall be added to the Funded Amount for any Structural Project.

6. Enforceability of Lease.  Except as expressly and specifically set forth in this Amendment, the Existing Lease remain unmodified and in full force and effect.

7. Execution and Counterparts.  This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but when taken together shall constitute one and the same Amendment.

8. Headings; Exhibits.  Section headings used in this Amendment are for reference only and shall not affect the construction of the Agreement.  All exhibits and attachments attached hereto are incorporated herein by this reference.

9. Entire Agreement.  This Amendment together with the Existing Lease and the other Transaction Documents is intended by the parties to be a complete and exclusive statement of the agreement and understanding of the parties in respect of the subject matter contained herein and therein.

SIGNATURES ON FOLLOWING PAGE

Signature Pages To
SECOND AMENDMENT TO SECOND AMENDED AND RESTATED MASTER LEASE

IN WITNESS WHEREOF, the parties hereby execute this Second Amendment to Second Amended and Restated Master Lease effective as of the day and year first set forth above.

LESSOR:

DELTA INVESTORS I, LLC, a Maryland limited liability company, and
DELTA INVESTORS II, LLC, a Maryland limited liability company
OHI ASSET, LLC, a Delaware limited liability company
OHI ASSET (CA), LLC, a Delaware limited liability company
OHI ASSET (CO), LLC, a Delaware limited liability company
OHI ASSET (ID), LLC, a Delaware limited liability company

By:	OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation, Its Member

By:           /s/ Daniel J. Booth
Name:      Daniel J. Booth
Title:        Chief Operating Officer

OHIMA, INC., a Massachusetts corporation

By:           /s/ Daniel J. Booth
Name:      Daniel J. Booth
Title:        Chief Operating Officer

OMEGA:

OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation

By:           /s/ Daniel J. Booth
Name:      Daniel J. Booth
Title:        Chief Operating Officer

Signature Page - 1 of 4

Signature Pages To
SECOND AMENDMENT TO SECOND AMENDED AND RESTATED MASTER LEASE

STATE OF MARYLAND                   )
                                                                ) ss.
COUNTY OF BALTIMORE               )

This instrument was acknowledged before me on the 26th day of February, 2009, by Daniel J. Booth, the COO of OHIMA, Inc., a Massachusetts corporation, and Omega Healthcare Investors, Inc., a Maryland corporation, the sole member of Delta Investors I, LLC, a Maryland limited liability company, Delta Investors II, LLC, a Maryland limited liability company, OHI Asset, LLC, a Delaware limited liability company, OHI Asset (CA), LLC, a Delaware limited liability company, OHI Asset (CO), LLC, a Delaware limited liability company, OHI Asset (ID), LLC, a Delaware limited liability company, on behalf of said corporations and companies.

/s/ Judith A. Jacobs
Notary Public, Baltimore County, MD
My commission expires: May 12, 2012

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Signature Pages To
SECOND AMENDMENT TO SECOND AMENDED AND RESTATED MASTER LEASE

LESSEE:

SUNBRIDGE CARE ENTERPRISES, INC., a Delaware corporation
SUNBRIDGE CIRCLEVILLE HEALTH CARE CORP., an Ohio corporation
SUNBRIDGE BECKLEY HEALTH CARE CORP., a West Virginia corporation
SUNBRIDGE PUTNAM HEALTH CARE CORP., a West Virginia corporation
SUNBRIDGE BRASWELL ENTERPRISES, INC., a California corporation
SUNBRIDGE MEADOWBROOK REHABILITATION CENTER, a California corporation
SUNBRIDGE DUNBAR HEALTH CARE CORP., a West Virginia corporation
SUNBRIDGE MARION HEALTH CARE CORP., an Ohio corporation
SUNBRIDGE SALEM HEALTH CARE CORP., a West Virginia corporation
SUNBRIDGE REGENCY-NORTH CAROLINA, INC., a North Carolina corporation
SUNBRIDGE HEALTHCARE CORPORATION, a New Mexico corporation
SUNBRIDGE SHANDIN HILLS REHABILITATION CENTER, a California corporation
SUNBRIDGE REGENCY-TENNESSEE, INC., a Tennessee corporation
FALMOUTH HEALTHCARE, LLC, a Delaware limited liability company
MASHPEE HEALTHCARE, LLC, a Delaware limited liability company
WAKEFIELD HEALTHCARE, LLC, a Delaware limited liability company
WESTFIELD HEALTHCARE, LLC, a Delaware limited liability company
PEAK MEDICAL COLORADO NO. 2, INC., a Delaware corporation
PEAK MEDICAL OF IDAHO, INC., a Delaware corporation
PEAK MEDICAL OF BOISE, INC., a Delaware corporation

By:           /s/ Michael A. Montevideo
Name:      Michael A. Montevideo
Title:        Treasurer

GUARANTOR:

SUN HEALTHCARE GROUP, INC., a Delaware corporation
PEAK MEDICAL CORPORATION, a Delaware corporation
HARBORSIDE HEALTHCARE CORPORATION, a Delaware corporation

By:           /s/ Michael A. Montevideo
Name:      Michael A. Montevideo
Title:        Treasurer

Signature Page - 3 of 4

Signature Pages To
SECOND AMENDMENT TO SECOND AMENDED AND RESTATED MASTER LEASE

STATE OF CALIFORNIA                    )
                                                                  ) ss.
COUNTY OF ORANGE                        )

This instrument was acknowledged before me on the 26th day of February, 2009, by Michael A. Montevideo, the Treasurer of Sun Healthcare Group, Inc., a Delaware corporation, Peak Medical Corporation, a Delaware corporation, Harborside Healthcare Corporation, a Delaware corporation, SunBridge Care Enterprises, Inc., a Delaware corporation, SunBridge Circleville Health Care Corp., an Ohio corporation, SunBridge Beckley Health Care Corp., a West Virginia corporation, SunBridge Putnam Health Care Corp., a West Virginia corporation, SunBridge Braswell Enterprises, Inc., a California corporation, SunBridge Meadowbrook Rehabilitation Center, a California corporation, SunBridge Dunbar Health Care Corp., a West Virginia corporation, SunBridge Marion Health Care Corp., an Ohio corporation, SunBridge Salem Health Care Corp., a West Virginia corporation, SunBridge Regency-North Carolina, Inc., a North Carolina corporation, SunBridge Healthcare Corporation, a New Mexico corporation,  SunBridge Shandin Hills Rehabilitation Center, a California corporation, SunBridge Regency-Tennessee, Inc., a Tennessee corporation, Falmouth Healthcare, LLC, a Delaware limited liability company, Mashpee Healthcare, LLC, a Delaware limited liability company, Wakefield Healthcare, LLC, a Delaware limited liability company, Westfield Healthcare, LLC, a Delaware limited liability company, Peak Medical Colorado No. 2, Inc., a Delaware corporation, Peak Medical of Idaho, Inc., a Delaware corporation, and Peak Medical of Boise, Inc., a Delaware corporation, on behalf of said corporations and companies.

/s/ Judith Monk
Notary Public, Judith Monk County, Orange
My commission expires:  Mar 11, 2010

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